Exhibit 99(a)

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON STOCK

         On August 11, 1998, the Board of Directors of TNP Enterprises, Inc. (the "Company") extended and amended the Company's shareholder rights plan (the "Rights Plan") originally adopted in 1988, which was due to expire on November 4, 1998.
         The purpose of the Rights Plan is to deter certain coercive takeover tactics and to represent effectively the interests of shareholders in the event of a takeover attempt. The Rights Plan would not deter negotiated mergers or business combinations that the Board of Directors may determine to be in the best interests of the Company and its shareholders.
         When it implemented the Rights Plan in 1988, the Board of Directors declared a dividend of one common stock purchase right (a "Right") for each outstanding share of the Company's common stock. The dividend was paid in November 1988 to each shareholder of record on November 4, 1988. The Company has also issued one Right with each new share of common stock issued subsequently. Each Right entitles the registered holder to purchase from the Company one share of common stock.
         The description and terms of the Rights are set forth in the Amended and Restated Rights Agreement (the "Amended and Restated Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent"). This summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement, which is incorporated by reference. A copy of the Amended and Restated Rights Agreement is available free of charge from the Rights Agent or from the Company's corporate secretary.
         NEW AMENDMENT
         The primary effects of the August 11 amendments to the Rights Plan are:
               To  increase  the  purchase  price upon  exercise of a Right (the
              "Purchase Price") from $45 per share to $100 per share; and
               To extend the term of the Rights and the Rights Plan from November 4, 1998 until August 11, 2008.

         RIGHTS ATTACHED TO COMMON SHARES INITIALLY
     The Rights are currently evidenced by the common stock certificates. A notation on the certificates incorporates the Rights Plan and advises the certificate holder of the existence of the Rights. The Rights are transferred with the common stock certificates. New common stock certificates issued after August 11, 1998 will contain a notation incorporating the Amended and Restated Rights Agreement by reference. The surrender for transfer of outstanding common stock certificates will also constitute the transfer of the Rights associated with the common stock.

         DISTRIBUTION OF RIGHTS
         The Company will mail separate certificates evidencing the Rights to holders of record of the common stock on the "Distribution Date." The Distribution Date will be the date the Rights separate from the common stock, and will be the earlier to occur of the following two events:
              Ten (10) business days after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of ten percent (10%) or more of the outstanding shares of common stock (the "Stock Acquisition Date"); or

              Ten (10) business days (or such later date that the Board of Directors may determine) after the commencement of a tender or exchange offer that would result in a person or group beneficially owning ten percent (10%) or more of the outstanding shares of common stock.
         After the Distribution Date, the separate Rights certificates will represent the Rights. Only shares of common stock issued before the Distribution Date will be issued with Rights, except for (i) shares issued or sold upon the exercise of stock option under any employee plan or arrangements, (ii) upon the exercise, conversion or exchange of securities that the Company may hereafter issue, or (iii) as the Board of Directors may otherwise determine.

         RIGHT TO PURCHASE COMPANY STOCK
         The Rights become exercisable on the Distribution Date and will expire August 11, 2008, unless earlier redeemed, as described below, or extended by the Board of Directors. Generally, from the Distribution Date and until the occurrence of a Triggering Event, a Rights holder may acquire one share of common stock for each Right held. The Company may require that only whole shares, and no fractional shares, of common stock be issued upon exercise.
         When a Rights holder (other than an Acquiring Person and certain related parties) exercises the Rights after certain "Triggering Events" occur, that holder will acquire the number of shares of common stock with a value equal to the result of dividing the Purchase Price of the Right by one-half of the common stock's market price at the time of the Triggering Event, provided that the Rights are no longer redeemable (as described below). Rights that an Acquiring Person beneficially owns (or, under certain circumstances, formerly owned) at the time of the Triggering Event will be null and void.
         For example, at a Purchase Price of $100 per Right, each Right not owed by an Acquiring Person (or by certain related parties or transferees) following one of the Triggering Events listed below would entitle its holder to purchase $200 worth of common stock (or other consideration, as noted above) for $100. Assuming the Common Stock had a market price of $25 per share at such time, the holder of each valid Right would be entitled to purchase eight shares for $100.
         The certain Triggering Events giving rise to these rights are as follows:
              -The Company is the surviving corporation in a merger or other business combination with an Acquiring Person (or any associate or affiliate thereof) and the common stock remains outstanding and unchanged;
              -A person acquires beneficial ownership of more than 10% of the outstanding shares of Company common stock (except pursuant to (A) certain consolidations or mergers involving the Company or sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries, or (B) an offer for all outstanding shares of common stock of the Company at a price and upon terms and conditions which a majority of the Disinterested Directors (as defined below) determines to be in the best interest of the company and its shareholders (a "Qualified Offer")); or -There is a reclassification of securities, a recapitalization of the Company or other transactions (other than sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries) involving the Company or any of its subsidiaries that has the effect of increasing by more than one percent (1%) the proportionate share of any class of outstanding equity securities of the Company or any of its subsidiaries beneficially owned by an Acquiring Person (or an associate or affiliate thereof).

         RIGHT TO PURCHASE ACQUIRING PERSON'S STOCK
         Certain Triggering Events will give rise to a right to acquire common stock of the acquiring company upon exercise of a Right. If these Triggering Events occur, each holder of a Right (except Rights held by, or certain Rights formerly held by, an Acquiring Person), shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.
         The Triggering Events giving rise to the right to acquire the acquiring company's common stock are:
               The Company enters into a merger or other business combination transaction in which the Company is not the surviving corporation;
               The  Company is the  surviving  corporation  in a  consolidation, merger  or  similar  transaction  in  which  all  or  part  of the outstanding shares of the Company's common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or
               More than 50% of the combined assets,  cash flow or earning power of the Company and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers into, or sales of assets, cash flow or earning power by or to subsidiaries of the Company as specified in the Amended and Restated Rights Agreement).

         EXCHANGE OR RIGHTS FOR COMMON STOCK
         The Company may elect to exchange Rights for common stock of the Company. After a person or group becomes an Acquiring Person and before such person or group acquires 50% or more of the Company's outstanding common stock, the Board of Directors may, without payment of the Purchase Price by the Rights holder, exchange all or a portion of Rights (other than the Rights held by the Acquiring Person, which will become void), for shares of Company common stock at an exchange ration of one-half (1/2) the number of shares of Common Stock for which a Right is exercisable immediately prior to the time of the Company's decision to exchange the Rights.
         REDEMTPION
         The Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right at any time until ten (10) business days following the Stock Acquisition Date. Immediately upon redemption, the Rights will terminate and the only right of holders will be to receive the redemption price.
         EXPIRATION OF RIGHTS
         The Rights will expire on August 11, 2008 unless the expiration date is extended by amendment or unless the Rights are earlier redeemed or exchanged by the Company as described above.
         AMENDMENT OF AGREEMENT
         Other than those provisions relating to the principal economic terms of the Rights, the Board of Directors may amend any provision of the Amended and Restated Rights Agreement prior to the Distribution Date. After the Distribution Date, the Amended and Restated Rights Agreement may be amended to cure any ambiguity, inconsistency or defect, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of the Rights holders (excluding the interest of any Acquiring Person"). No amendment to adjust the time period governing the redemption, however, shall be made when the Rights are not redeemable.
         MISCELLANEOUS
         "Disinterested Director" means any member of the Board of Directors of the Company who was a member of the Board prior to August 11, 1998, the date of the Amended and Restated Rights Agreement, and anyone subsequently elected to the Board if such person is recommended or approved by the majority of the Disinterested Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or a representative of any of the foregoing entities.
         The number of outstanding Rights and the number of shares of common stock issuable upon exercise or exchange of each Right are subject to adjustment under certain circumstances.